Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 12, 2021, with respect to the consolidated financial statements and financial statement schedule III of Jones Lang LaSalle Income Property Trust, Inc. incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
The report on the consolidated financial statements refers to a change in the accounting for leases.

/s/ KPMG LLP

Chicago, Illinois
November 23, 2021